UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 13, 2004


                              IMMERSION CORPORATION
             (Exact name of registrant as specified in its charter)

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         Delaware                       000-27969                94-3180138
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     (State or other             (Commission File Number)      (IRS Employer
jurisdiction of incorporation)                               Identification No.)



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                                  801 Fox Lane
                           San Jose, California 95131
               (Address of principal executive offices) (Zip Code)

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     Registrant's telephone number, including area code: (408) 467-1900




                                 Not Applicable
          (Former name or former address, if changed since last report)

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Item 5.  Other Events and Regulation FD Disclosure

         On April 13, 2004, Immersion Corporation learned that the trial for its lawsuit against Sony Computer Entertainment, Inc. and Sony Computer Entertainment of America, Inc. would not commence on April 19, 2004, as previously scheduled. Due to a conflict with another case on the court's docket, the judge has tentatively rescheduled the trial date to May 24, 2004 with a tentative backup date of August 16, 2004. Both dates are subject to the court's calendar.

Item 7.  Financial Statements and Exhibits.

         (c)      Exhibits.

Exhibit No.       Description
-----------       -----------

     99.1 Press Release dated April 16, 2004 reporting the rescheduling of the trial date for Immersion's lawsuit against Sony Computer Entertainment, Inc. and Sony Computer Entertainment of America, Inc.

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  IMMERSION CORPORATION


Date:  April 16, 2004              By:  /s/ Victor Viegas
                                        ----------------------------------------
                                        Victor Viegas
                                        President, Chief Executive Officer,
                                        Chief Operating Officer, Chief Financial
                                        Officer and Director

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                                  EXHIBIT INDEX


Exhibit No.         Description

     99.1 Press Release dated April 16, 2004 reporting the rescheduling of the trial date for Immersion's lawsuit against Sony Computer Entertainment, Inc. and Sony Computer Entertainment of America, Inc.